Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 20, 2018, with respect to the consolidated financial statements of Select Interior Concepts, Inc. contained in the Registration Statement on Form S-1 (File No. 333-226101), initially filed on July 9, 2018, as amended on each of July 25, 2018, July 31, 2018, August 10, 2018 and August 13, 2018, and the related Final Prospectus filed on August 16, 2018, as supplemented by Prospectus Supplement No. 1 filed on August 17, 2018, Prospectus Supplement No. 2 filed on September 6, 2018 and Prospectus Supplement No. 3 filed on September 7, 2018, which are incorporated by reference in this Registration Statement on Form S-8 and the Reoffer Prospectus included therein. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8 and the Reoffer Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Los Angeles, California
September 24, 2018